UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2012

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 170 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Copies to: Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 15, 2012, Las Vegas Railway Express, Inc. (the “Company”) issued 16,000,000 shares of common stock to the designees of Las Vegas Railway Express, a Nevada corporation (“LVRE”), including 4,571,429 shares to Michael Barron, the Company’s Chief Executive Officer, 4,571,429 shares to Allegheny Nevada Holdings Corp. (which is owned by Michael Barron), 3,657,144 shares to Joseph Cosio-Barron, the Company’s former President, and 228,571 shares to Wanda Witoslawski, the Company’s Chief Financial Officer.

The shares were issued in connection with the previously disclosed asset purchase agreement, dated November 23, 2009 (the “Purchase Agreement”), between the Company and LVRE. As previously disclosed, pursuant to the Purchase Agreement, the Company issued to LVRE or its designees 4,000,000 shares of common stock, and agreed to issue to LVRE or its designees an additional 16,000,000 shares of common stock upon the occurrence of certain milestones set forth in the Purchase Agreement, in exchange for all of the assets of LVRE. In connection with the issuance of the 16,000,000 shares, the Company waived compliance with such milestones, subject to the condition that the shares will be returned to the Company if the milestones are not achieved within two years.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: August 21, 2012	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer